Exhibit 99.1

Fate Therapeutics Appoints Neely Mozaffarian, MD, PhD, FACR, to its Board of Directors

San Diego, CA – July 31, 2024 – Fate Therapeutics, Inc. (NASDAQ: FATE), a clinical-stage biopharmaceutical company dedicated to bringing a first-in-class pipeline of induced pluripotent stem cell (iPSC)-derived cellular immunotherapies to patients with cancer and autoimmune diseases, today announced the appointment of Neely Mozaffarian, MD, PhD, FACR, to its Board of Directors effective immediately. Dr. Mozaffarian brings to the Company medical and scientific leadership in the field of immunology and autoimmunity, with over 20 years of research and industry experience in the discovery, development, and commercialization of novel small and large molecule therapeutics.

“Dr. Mozaffarian is a strategic physician-scientist and rheumatologist with a long-standing and deep interest in systemic lupus erythematosus, and we are delighted to welcome her to our Board of Directors,” said Scott Wolchko, President and Chief Executive Officer of Fate Therapeutics. “Neely’s extensive industry experience and R&D leadership, which spans across multiple autoimmune disease areas and all phases of drug development, will be of great benefit as we continue to expand clinical investigation of our off-the-shelf, iPSC-derived cell product pipeline in autoimmunity.”

In May, the Company announced that the first patient with systemic lupus erythematosus had been treated in its Phase 1 autoimmunity study of FT819 (NCT06308978), the Company’s off-the-shelf, iPSC-derived CD8αb+ T-cell product candidate that incorporates a novel CD19-targeted 1XX chimeric antigen receptor (CAR) construct into the T-cell receptor alpha constant locus. The first patient, a 27 year-old woman with refractory disease despite having been treated with multiple standard-of-care therapies, received conditioning chemotherapy followed by a single dose of FT819 at 360 million cells and was discharged after a three-day hospital stay without any notable adverse events.

“Initial clinical proof-of-concept with CAR T-cell therapies for autoimmunity is exceptionally promising, and I am excited to work with the team at Fate Therapeutics to drive innovation and maximize the potential of investigational disease-transforming cell products for patients,” said Dr. Mozaffarian. “The Company’s iPSC product platform and off-the-shelf cell product pipeline are positioned to be highly-differentiated, with therapeutic application across a broad spectrum of autoimmune indications, and I look forward to collaborating with the executive leadership team and the other Board members to chart novel clinical development strategies and maximize patient reach.”

Dr. Mozaffarian currently serves as Chief Medical Officer of Atomwise Inc., where she leads the company’s clinical development, operations, regulatory, and quality teams to progress AI-driven pipeline assets to first-in-human studies. Prior to Atomwise, Dr. Mozaffarian served as Chief Medical Officer of GentiBio, Inc., where she advanced novel autologous and allogenic T-regulatory cell programs aiming to restore immune homeostasis in patients with inflammatory diseases; as Vice President, Autoantibody Pathway Area Leader at Janssen Pharmaceuticals / Johnson & Johnson; as Senior Vice President at Ichnos Sciences Inc.; and held R&D leadership positions in clinical development at Gilead, Eli Lilly, and AbbVie.

Dr. Mozaffarian graduated with honors from the Albert Einstein College of Medicine in New York, and completed Internal Medicine residency and Rheumatology research fellowship at the University of Washington in Seattle.

About Fate Therapeutics’ iPSC Product Platform

Human induced pluripotent stem cells (iPSCs) possess the unique dual properties of unlimited self-renewal and differentiation potential into all cell types of the body. The Company’s proprietary iPSC product platform combines multiplexed-engineering of human iPSCs with single-cell selection to create clonal master iPSC lines. Analogous to master cell lines used to mass produce biopharmaceutical drug products such as monoclonal antibodies, the Company utilizes its clonal master iPSC lines as a starting cell source to manufacture engineered cell products which are well-defined and uniform in composition, can be stored in inventory for off-the-shelf availability, can be combined and administered with other therapies, and can potentially reach a broad patient population. As a result, the Company’s platform is uniquely designed to overcome numerous limitations associated with the manufacture of cell therapies using patient- or donor-sourced cells. Fate Therapeutics’ iPSC product platform is supported by an intellectual property portfolio of over 500 issued patents and 500 pending patent applications.

About Fate Therapeutics, Inc.

Fate Therapeutics is a clinical-stage biopharmaceutical company dedicated to bringing a first-in-class pipeline of induced pluripotent stem cell (iPSC)-derived cellular immunotherapies to patients with cancer and autoimmune diseases. Using its proprietary iPSC product platform, the Company has established a leadership position in creating multiplexed-engineered master iPSC lines and in the manufacture and clinical development of off-the-shelf, iPSC-derived cell products. The Company’s pipeline includes iPSC-derived natural killer (NK) cell and T-cell product candidates, which are selectively designed, incorporate novel synthetic controls of cell function, and are intended to deliver multiple therapeutic mechanisms to patients. Fate Therapeutics is headquartered in San Diego, CA. For more information, please visit www.fatetherapeutics.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the advancement of, plans related to, and the therapeutic potential of the Company’s product candidates, the Company’s clinical development and manufacturing strategies, and the Company’s plans for the clinical investigation and manufacture of its product candidates. These and any other forward-looking statements in this release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Company’s research and development programs and product candidates, including those product candidates in clinical investigation, may not demonstrate the requisite safety, efficacy, or other attributes to warrant further development or to achieve regulatory approval, the risk that results observed in prior studies of the Company’s product candidates, including preclinical studies and clinical trials, will not be observed in ongoing or future studies involving these product candidates, the risk of a delay or difficulties in the manufacturing of the Company’s product candidates or in the initiation and conduct of, or enrollment of patients in, any clinical trials, the risk that the Company may cease or delay preclinical or clinical development of any of its product candidates for a variety of reasons (including requirements that may be imposed by regulatory authorities on the initiation or conduct of clinical trials, changes in the therapeutic, regulatory, or competitive landscape for which the Company’s product candidates are being developed, the amount and type of data to be generated, or otherwise to support regulatory approval, difficulties or delays in patient enrollment and continuation in the Company’s ongoing and planned clinical trials, difficulties in manufacturing or supplying the Company’s product candidates for clinical testing, failure to demonstrate that a product candidate has the requisite safety, efficacy, or other attributes to warrant further development, and any adverse events or other negative results that may be observed during preclinical or clinical development), and the risk that its product candidates may not produce therapeutic benefits or may cause other unanticipated adverse effects. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the risks and uncertainties detailed in the Company’s periodic filings with the Securities and Exchange Commission, including but not limited to the Company’s most recently filed periodic report, and from time to time in the Company’s press releases and other investor communications. Fate Therapeutics is providing the information in this release as of this date and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Contact:

Christina Tartaglia

Precision AQ

212.362.1200

christina.tartaglia@precisionaq.com